EXECUTION COPY

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

AMENDMENT NO. 1 (this “Amendment”) dated as of August 29, 2003 to the Stock Purchase Agreement (as defined below) between GE FINANCIAL ASSURANCE HOLDINGS, INC., a Delaware corporation (the “Seller”), and LEXINGTON INSURANCE COMPANY, a Delaware domiciled insurance company (the “Acquiror”).

WITNESSETH:

WHEREAS the Acquiror and the Seller are parties to a Stock Purchase Agreement dated as of June 26, 2003 (the “Stock Purchase Agreement”; capitalized terms not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement); and

WHEREAS the Acquiror and the Seller desire to amend the Stock Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

Section 1. Amendments. The Stock Purchase Agreement is hereby amended as follows:

(a) Section 2.02(a) of the Stock Purchase Agreement is hereby amended by adding the following sentence to the end thereof: “The consummation of the transactions contemplated hereby shall be deemed to be effective as of 11:59 p.m., New York City time, on the Closing Date.”

(b) Section 2.02(b) of the Stock Purchase Agreement is hereby deleted.

(c) Section 2.04(a) of the Stock Purchase Agreement is hereby amended by deleting from the first sentence thereof the words “parties shall cause the Escrow Agent to release from escrow and pay on behalf of the Acquiror” and replacing them with the words “Acquiror shall pay”.

(d) Section 2.07(a)(i) of the Stock Purchase Agreement is hereby amended by deleting the words “cause the Escrow Agent, on behalf of the Acquiror, to”.

(e) Section 2.07(a)(ii) of the Stock Purchase Agreement is hereby amended by deleting the words “cause the Escrow Agent, on behalf of the Seller, to”.

(f) Section 2.07(b) of the Stock Purchase Agreement is hereby amended by deleting the words “cause the Escrow Agent (on behalf of the Seller and the Acquiror, as the case may be), to”.

(g) Section 2.07(c) of the Stock Purchase Agreement is hereby amended by deleting from clause (i) thereof the words “Escrow Agent, on behalf of the Seller,” and replacing them with the word “Seller” and by deleting from clause (ii) thereof the words “Escrow Agent, on behalf of the Acquiror,” and replacing them with the word “Acquiror”.

(h) The Disclosure Schedule is hereby amended by deleting Schedules 3.04, 3.05, 3.11(d), 3.13(c), 5.01, 5.08, 5.13, and 8.02(b) thereof and replacing them in their entirety with Schedules 3.04, 3.05, 3.11(d), 3.13(c), 5.01, 5.08, 5.13, and 8.02(b) to this Amendment.

Section 2. Reference to and Effect in the Stock Purchase Agreement.

(a) Upon the date hereof, each reference in the Stock Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Stock Purchase Agreement shall mean and be a reference to the Stock Purchase Agreement as amended hereby.

(b) Except as specifically amended above, the Stock Purchase Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of either party to the Stock Purchase Agreement.

Section 3. Representations and Warranties of the Seller. The Seller warrants and represents as follows:

(a) Organization, Standing and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has the necessary corporate power and authority to execute, deliver and perform this Amendment.

(b) Authority. The execution, delivery and performance of this Amendment by the Seller has been duly and validly authorized by the board of directors of the Seller and by all other necessary corporate action on the part of the Seller. This Amendment constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

Section 4. Representations and Warranties of the Acquiror. The Acquiror warrants and represents as follows:

(a) Organization, Standing and Power. The Acquiror is an insurance company duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Acquiror has the necessary power and authority to execute, deliver and perform this Amendment.

(b) Authority. The execution, delivery and performance of this Amendment by the Acquiror has been duly and validly authorized by all necessary action on the part of the

Acquiror. This Amendment constitutes the legal, valid and binding obligations of the Acquiror, enforceable against the Acquiror in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally.

Section 5. Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Amendment is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Amendment shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Amendment be consummated as originally contemplated to the greatest extent possible.

Section 6. Entire Amendment. This Amendment constitutes the entire agreement of the parties hereto with respect to the amendments to the Stock Purchase Agreement contemplated hereby and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Seller and/or its Affiliates, on the one hand, and the Acquiror and/or its Affiliates, on the other hand, with respect to such amendments.

Section 7. Continuing Effect. Except as expressly amended and waived hereby, the Stock Purchase Agreement as amended by this Amendment shall continue to be and shall remain in full force and effect in accordance with its terms. This Amendment shall not constitute an amendment or waiver of any provision of the Stock Purchase Agreement not expressly referred to herein.

Section 8. No Third-Party Beneficiaries. This Amendment is for the sole benefit of the parties to this Amendment and their permitted successors and assigns and nothing in this Amendment, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

Section 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PRINCIPLES OF SUCH STATE THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AMENDMENT TO THE LAWS OF ANOTHER JURISDICTION.

Section 10. Rules of Construction. Interpretation of this Amendment shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the term Section are references to the sections of this Amendment unless otherwise specified; (c) references to “$” shall mean U.S. dollars; (d) the word “including” and words of similar import when used in this Amendment shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) references to “insurance policy” shall include all related riders and amendments; (g) provisions shall apply, when appropriate, to successive events and transactions; (h) the headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment; and (i) this Amendment shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 11. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties to each this Amendment, in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Acquiror and the Seller have caused this Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

GE FINANCIAL ASSURANCE HOLDINGS, INC.

By:
Name:
Title:

LEXINGTON INSURANCE COMPANY

By:
Name:
Title:

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